                         EXHIBIT INDEX


Exhibit No.    Description                        Page
-----------    ------------                       ------


A-1            NEES Agreement and Declaration of  Incorporated by
               Trust                              reference

A-2            Proposed Amendment to Agreement and     Filed herewith
               Declaration of Trust

B-1            Preliminary Proxy Statement/Draft  Confidential
                                                  treatment
                                                  requested

B-2            Press Release                      Filed herewith

B-3            Agreement and Plan of Merger       Incorporated by
                                                  reference

F              Opinion of Counsel                 To be filed by
                                                  Amendment

H              Proposed Notice                    Filed herewith